UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

Broder Bros., Co.

(Exact name of registrant as specified in its charter)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

(Address of Principal executive offices, including Zip Code)

(215) 291-6140

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2006, Broder Bros., Co. (“Broder”or the “Company”) entered into a Severance and First Amendment to Amended and Restated Employment Agreement (the “Severance Agreement”) with Vincent Tyra. As previously disclosed, Mr. Tyra resigned from the Company and its subsidiary effective as of December 31, 2005. The Severance Agreement provides for (1) a payment to Mr. Tyra in an aggregate amount of $1,750,764.39, payable in 39 monthly installments, (2) COBRA continuation coverage for two years at no cost to Mr. Tyra, (3) purchase by the Company of Mr. Tyra’s Broder equity securities for an aggregate price of $1,986,361.60, (4) repayment to Broder by Mr. Tyra of $464,369.05, (5) cancellation of Mr. Tyra’s vested and unvested options and any option shares, (6) a mutual release and (7) a twenty-four month extension of Mr. Tyra’s noncompete period, resulting in a forty-two month noncompete period. The Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 16, 2006, Seth Meisel and David Hollister were elected to serve on Broder’s Board of Directors.

Mr. Hollister has been Chief Financial Officer and Secretary of Broder since December 2003. Mr. Hollister joined Broder in 2002 as Vice President of Finance. Since joining Broder, Mr. Hollister has been actively involved in the merger integration, acquisition, planning and strategy, treasury, accounting and information technology activities of Broder. Since November 2005, Mr. Hollister has also been responsible for oversight of the Company’s purchasing activities. Prior to joining Broder, Mr. Hollister was a director in the M&A transaction services practice of PricewaterhouseCoopers since 1998. Mr. Hollister is a CPA with over 17 years of finance and accounting experience. He holds an MBA from the University of Michigan and a Bachelor of Science degree from the University of Northern Colorado.

Mr. Meisel is a Vice President of Bain Capital. Mr. Meisel joined Bain Capital in 1999 and has been a Vice President since 2004. Prior to joining Bain Capital, Mr. Meisel worked as a consultant and manager at Mercer Management Consulting in the industrial, financial services and retail industries. Mr. Meisel is also a director of Keystone Automotive Operations, Inc.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Severance and First Amendment to Amended and Restated Employment Agreement, dated as of March 10, 2006, by and between Vincent Tyra and Broder Bros., Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRODER BROS., CO.

/s/ DAVID J. HOLLISTER
Date: March 16, 2006	Name:	David J. Hollister
	Title:	Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance and First Amendment to Amended and Restated Employment Agreement, dated as of March 10, 2006, by and between Vincent Tyra and Broder Bros., Co.

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